Exhibit 99.02


                                      LOGO

                                 Rights Offering

                 of 53,772,548 Shares of Class A Common Stock

                and 52,715,788 Shares of Class B Common Stock

                               at $7.28 Per Share

       The rights offering will expire at 5:00 P.M., New York City Time, on March 19, 2001, unless we extend it.

To: Securities Brokers, Dealers, Commercial Banks, Trust Companies and Other
Nominees:

    This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the rights offering by Adelphia Business Solutions, Inc. of 53,772,548 shares of our Class A common stock and 52,715,788 shares of our Class B common stock, each at a subscription price of $7.28 per share, pursuant to non-transferable rights distributed to holders of record of our common stock as of the close of business on the record date, February 19, 2001. The rights are described in the enclosed prospectus supplement and evidenced by a subscription certificate registered in your name or the name of your nominee.

    Each beneficial owner of shares of our Class A common stock registered in your name or the name of your nominee was granted 1.5 rights for each share of our Class A common stock owned by such beneficial owner on the record date. Similarly, each beneficial owner of shares of our Class B common stock registered in your name or the name of your nominee was granted 1.5 rights for each share of our Class B common stock owned by such beneficial owner on the record date. No fractional rights were granted. If a fractional right was calculated for a beneficial owner as a result of the ratio described above, the number of rights granted to such beneficial owner was rounded down to the nearest whole right. Holders of rights are entitled to purchase one share of our common stock for each whole right granted.

    We are asking you to contact your clients for whom you hold Adelphia Business Solutions common stock registered in your name or in the name of your nominee to obtain instructions with respect to the rights. Enclosed are copies or originals of the following documents:

    1. The prospectus supplement;

    2. A Subscription Certificate;

    3. The 'Instructions as to Use of Adelphia Business Solutions, Inc. Subscription Certificate;'

    4. A form of letter which may be sent to your clients for whose accounts you hold our common stock registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the rights;

    5. A Notice of Guaranteed Delivery for subscription certificates issued by Adelphia Business Solutions, Inc.; and

    6. A return envelope addressed to American Stock Transfer & Trust Company, the subscription agent.
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    Your prompt action is requested. The rights offering will expire at 5:00
p.m., New York City Time, on March 19, 2001, unless we extend it.

    To exercise the rights, a properly completed and executed subscription certificate (unless the guaranteed delivery procedures are complied with) and payment in full for all rights exercised must be delivered to American Stock Transfer & Trust Company as indicated in the prospectus supplement prior to 5:00 p.m., New York City Time, on the expiration date of the rights offering.

    Additional copies of the enclosed materials may be obtained by contacting American Stock Transfer & Trust Company, at (800) 937-5449 within the United States or (718) 921-8200 outside of the United States.

                                        ADELPHIA BUSINESS SOLUTIONS, INC.
                                            LOGO

                                        /s/ John J. Rigas
                                        John J. Rigas
                                        Chairman

    Nothing herein or in the enclosed documents will constitute you or any person as an agent of Adelphia Business Solutions, Inc., the subscription agent or any other person making or deemed to be making offers of our common stock issuable upon valid exercise of the rights, or authorize you or any other person to make any statements on behalf of any of them with respect to the offering except for statements made in the prospectus supplement.